UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2011 (the “Effective Date”), Kellogg Company and one or more designated subsidiaries (the “Borrowers”) entered into an unsecured Four-Year Credit Agreement dated as of March 4, 2011 (the “New Credit Facility”) with 32 lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Capital, as Syndication Agent, BNP Paribas, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Bank, N.A., as Documentation Agents, J.P. Morgan Securities LLC, Barclays Capital, BNP Paribas Securities Corp., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

On the Effective Date, in connection with entering into the New Credit Facility, Kellogg Company terminated its existing Amended and Restated Five-Year Credit Agreement dated as of November 10, 2006 (the “Old Credit Facility”) with the lenders who were a party to that agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Australia Limited, as Australian Agent, Barclays Bank PLC, as Syndication Agent and Bank of America, N.A., Citibank, N.A. and Suntrust Bank, as Co-Documentation Agents. J.P. Morgan Securities Inc. and Barclays Capital were Joint Lead Arrangers and Joint Bookrunners. The description of the Old Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Old Credit Agreement, a copy of which was filed as Exhibit 4.02 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2006, and is incorporated by reference herein.

The New Credit Facility allows the Borrowers, for the fees and expenses and at the interest rates specified therein, to borrow, on a revolving credit basis up to US $2,000,000,000 (or the equivalent in other currencies) at any time outstanding, to obtain letters of credit in an aggregate stated amount not to exceed US $75,000,000 at any time outstanding, to obtain U.S. swingline loans in an aggregate principal amount not in excess of US $200,000,000 at any time outstanding and European swingline loans in an aggregate principal amount not in excess of US $400,000,000 at any time outstanding and to provide a procedure for the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers.

The New Credit Facility contains customary covenants and warranties, including specified restrictions on indebtedness, liens, sale and leaseback transactions and an interest expense coverage ratio that requires the ratio of Consolidated EBITDA to Consolidated Interest Expense to be no less than 4.0 to 1.0 for any four consecutive fiscal quarters. It also contains customary Events of Default (as defined in the New Credit Facility). If an Event of Default occurs, then, to the extent permitted in the New Credit Facility, the Administrative Agent may terminate the commitments under the New Credit Facility, accelerate any outstanding loans under the New Credit Facility and demand the deposit of cash collateral equal to the Lenders’ letter of credit exposure plus interest thereon under the New Credit Facility.

Many of the Lenders have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Kellogg Company and is subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

On the Effective Date, no borrowings were outstanding under either the New Credit Facility or the Old Credit Facility.

The description of the New Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the New Credit Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 4.1	Four-Year Credit Agreement dated as of March 4, 2011 with 32 lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Capital, as Syndication Agent, BNP Paribas, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Bank, N.A., as Documentation Agents, J.P. Morgan Securities LLC, Barclays Capital, BNP Paribas Securities Corp., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: March 10, 2011	/s/ Ronald L. Dissinger
Name: Ronald L. Dissinger
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Four-Year Credit Agreement dated as of March 4, 2011 with 32 lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Capital, as Syndication Agent, BNP Paribas, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Bank, N.A., as Documentation Agents, J.P. Morgan Securities LLC, Barclays Capital, BNP Paribas Securities Corp., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners.